ADDENDUM TO THE

CHANGE IN CONTROL SEVERANCE AGREEMENT

Amended and Restated

THIS ADDENDUM (“Addendum”) TO THE CHANGE IN CONTROL SEVERANCE AGREEMENT, AS AMENDED AND RESTATED (“Agreement”), dated the 16th day of December 2007, by and between Irwin Bank (the “Bank”), IBT Bancorp, Inc. (“Parent”) and David A. Finui (the “Employee”) is entered into as of December 31, 2007 by and among the Bank, S&T Bancorp, Inc. (“S&T”) and the Employee.

WHEREAS, the Employee is currently employed by the Bank as Senior Vice President, Chief Retail Banking, and Wealth Management Officer and is experienced in certain phases of the business of the Bank; and

WHEREAS, ST contemplates merging with the Parent and the Bank in conjunction with the Agreement and Plan of Merger (“Merger Agreement”) by and between S&T and IBT, dated December 16, 2007 (“Merger”); and

WHEREAS, the parties desire by this writing to set forth certain modifications to the Agreement as set forth in this Addendum.

NOW, THEREFORE, as of December 31, 2007, it is AGREED between the Bank, S&T and the Employee, as follows:

1.         The Bank, Parent, the Employee and S&T agree that, subject to the Employee continuing to serve as Senior Vice President, Chief Retail Banking and Wealth Management Officer of the Bank until the Effective Date (as defined in the Merger Agreement), the Bank shall pay the Employee the amount specified at 3(a) of the Agreement (less any Code Section 280G reductions required in accordance with Section 3(a) of the Agreement and less any applicable payroll tax withholding) upon the Employee’s termination of employment in the event that: (a) the Employee does not accept an offer of employment from S&T or S&T Bank effective as of the Effective Date and the Employee terminates employment with the Bank, Parent, and S&T as of the Effective Date in accordance with the provisions of Section 3(b) of the Agreement, (b) within 90 days after the Effective Date, the Employee terminates employment with the Bank, Parent, S&T and S&T Bank in accordance with the provisions of Section 3(b) of the Agreement, or (c) notwithstanding anything to the contrary set forth in S&T’s Disclosure Schedule to the Merger Agreement, dated as of December 16, 2007, the Employee accepts an offer of employment from S&T or S&T Bank effective as of the Effective Date, however the Employee’s employment with S&T and S&T Bank is terminated without Just Cause prior to the two year anniversary of the Effective Date. If the Bank makes such payment to the Employee, then upon the making of such payment, the Agreement will be terminated (notwithstanding anything to the contrary in the Agreement) and no other payments shall be made to the Employee pursuant to the Agreement and the Employee shall not be entitled to any severance payments or severance benefits from Parent or the Bank, except that the Employee shall continue to participate in the group medical insurance plans of S&T for himself and his dependants, with S&T Bank paying the costs of such coverage, through the time of enrollment in coverage under another employer; provided, however, that in no event shall the Employee’s participation in the group medical insurance plans of S&T last longer than one year from the Effective Date. S&T may provide such continued medical coverage through any medical plan or policy that provides substantially equivalent benefits. Employee agrees that he will not exercise any stock options covering Parent stock prior to January 1, 2008.

2.         If the Employee does not accept an offer of employment from S&T or S&T Bank effective as of the Effective Date and the Employee does not terminate employment with the Bank, Parent, S&T and S&T Bank within 90 days after the Effective Date, (a) neither S&T, nor S&T Bank shall have any obligation to continue the Employee’s employment beyond the 90th day following the Effective Date and (b) Section 3(a) of the Agreement shall cease to apply and the Employee shall not be entitled to terminate employment thereunder and receive any payments or benefits under the Agreement.

3.         Except as otherwise set forth herein, the Agreement shall remain in full force and effect as otherwise written.

IN WITNESS WHEREOF, the parties have executed this Agreement on December __, 2007.

Irwin Bank

ATTEST:	By:

/s/ Robert A. Bowell	/s/ Charles G. Urtin
Secretary

WITNESS:

/s/ Margaret P. O’Neal	/s/ David A. Finui
David A. Finui, Employee

S&T Bancorp, Inc.

ATTEST:	By:

/s/ Julie I. Zolocsik	/s/ James C. Miller
Assistant Secretary	Chairman and CEO